UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed by Kaleyra, Inc. (the “Company”) in the Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2019, October 3, 2019, December 16, 2019, and January 24, 2020, and the Periodic Report on Form 10-Q as filed with the SEC on May 15, 2020, the Company entered into, and subsequently amended, the Forward Share Purchase Agreement (the “Forward Share Purchase Agreement”) with Kepos Alpha Fund L.P. (“Kepos”). As amended, the Forward Share Purchase Agreement provides that Kepos has the right to put its subject shares to the Company on May 7, 2020 at a purchase price of: (i) $10.92 per share for the first 46,137 shares sold to the Company; and (ii) $10.82 per share for the next 93,676 Shares sold to the Company (collectively, the “Share Purchase Price”). In the event the closing occurs after May 7, 2020, the Share Purchase Price shall increase for the 93,676 shares sold to Kaleyra by 1% per full month until the closing date. Kepos may elect, in its sole and absolute discretion, to extend the date on which it exercises its put right to a date that is provided upon 10 calendar days’ written notice. The amendments to the Forward Share Purchase Agreement further provide that Kepos may sell its subject shares in the open market, at its sole discretion, as long as the sales price is above $7.00 per share. In the event that Kepos sells any shares at a sale price of less than $10.92 per share for the first 46,137 shares and $10.82 per share for the next 93,676 shares, the Company shall pay Kepos an amount equal to (A) the number of shares sold multiplied by (B) the amount by which $10.92 or $10.82, as applicable, exceeds the sale price per share.

On May 18, 2020, Kepos informed the Company that it sold in the open market at a price above $7.00 per share all shares that it had held that were subject to the Forward Share Purchase Agreement other than 25,098 shares, and it provided notice that it was exercising its option under the Forward Share Purchase Agreement to have these remaining 25,098 shares of common stock repurchased by the Company on May 20, 2020 at $10.92 per share, for an aggregate purchase price of $274,070.16. The May 18, 2020 notice also informed the Company that the amount due to Kepos for the sales that it had made in the open market above $7.00 per share was $431,936.40, which represented the difference in price between the amount for which these shares were sold by Kepos in the open market and the Kepos Share Purchase Price, as set forth above, for a total aggregate payment to be made by the Company to Kepos of $706,006.56. Following the closing of the repurchase, the Forward Share Purchase Agreement with Kepos will have terminated pursuant to its terms, and as a result the Company will have no further obligations under the Forward Share Purchase Agreement following the settlement of the repurchase.

Amendment No. 3, Amendment No. 2, Amendment No. 1, and the Forward Share Purchase Agreement are incorporated herein by reference as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Amendment No. 3 to Forward Share Purchase Agreement, dated January 23, 2020, by and between Kaleyra, Inc. and Kepos Alpha Fund L.P. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on January 23, 2020.)

10.2	Amendment No. 2 to Forward Share Purchase Agreement, dated December 13, 2019, by and between Kaleyra, Inc. and Kepos Alpha Fund L.P. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on December 16, 2019.)

10.3	Amendment to Forward Share Purchase Agreement, dated October 2, 2019, by and between the Company and Kepos Alpha Fund L.P. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on October 3, 2019).

10.4	Forward Share Purchase Agreement, dated October 1, 2019, by and between the Company and Kepos Alpha Fund L.P. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on October 2, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President